                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in this Form S-8 being filed under the Securities Act of 1933 by Wilmar Industries, Inc. of our report dated May 2, 1995, relating to our examination of the financial statements of One Source Supply, Inc. as of December 31, 1994 and for the period then ended appearing in the Prospectus. We also consent to the reference to our firm appearing under the caption "Experts" in the Form S-8.



/s/ Mutnick & Associates, P.A.

MUTNICK & ASSOCIATES, P.A.
Certified Public Accountants


Pembroke Pines, Florida
January 9, 1997


                                      E-7